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                                 EXHIBIT 99.12


      Notice of Grant of Non-Employee Director under Director Fee Program
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                                 SEQUENOM, INC.

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
              STOCK OPTION UNDER DIRECTOR FEE OPTION GRANT PROGRAM
              ----------------------------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of Common Stock of Sequenom, Inc. (the "Corporation"):

          Optionee:
          --------  ------------------------------------------------------------

          Grant Date:
          ----------  ----------------------------------------------------------

          Exercise Price: $                                            per share
          --------------   --------------------------------------------

          Number of Option Shares:                                        shares
          -----------------------  ---------------------------------------

          Expiration Date:
          ---------------  -----------------------------------------------------

          Type of Option:  Non-Statutory Option
          --------------

          Exercise Schedule:  The Option shall become exercisable for the Option
          -----------------
          Shares in a series of twelve (12) successive equal monthly installments upon Optionee's completion of each calendar month of service as a member of the Corporation's Board of Directors (the "Board") during calendar year 200___, with the first such installment to become exercisable upon Optionee's continuation in Board service through January 31, 200___. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Director Fee Option Grant Program under the Sequenom, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Director Fee Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledge receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          No Impairment of Rights.  Nothing in this Notice or in the Plan or in
          -----------------------
the attached Director Fee Stock Option Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee form the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Director Fee Stock Option Agreement.


Dated:_______________ , ______


                                 SEQUENOM, INC.

                                 By:
                                     _____________________________________

                                 Title:
                                       ___________________________________


                                 _________________________________________
                                                   OPTIONEE

                                 Address:
                                         _________________________________

                                         _________________________________

ATTACHMENTS
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Exhibit A - Director Fee Stock Option Agreement
Exhibit B - Plan Summary and Prospectus


                                       2

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                                   EXHIBIT A
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                      DIRECTOR FEE STOCK OPTION AGREEMENT
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                                   EXHIBIT B
                                   ---------


                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------